Exhibit 99.3

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

FIRST INDUSTRIAL REALTY TRUST, INC.

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets of First Industrial Realty Trust, Inc. (the “Company”) as of December 31, 2003 and 2002

Consolidated Statements of Operations and Comprehensive Income (Loss) of the Company for the Years Ended December 31, 2003, 2002 and 2001

Consolidated Statements of Changes in Stockholders’ Equity of the Company for the Years Ended December 31, 2003, 2002 and 2001

Consolidated Statements of Cash Flows of the Company for the Years Ended December 31, 2003, 2002 and 2001

Notes to the Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
      First Industrial Realty Trust, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income, of changes in stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of First Industrial Realty Trust, Inc. and its subsidiaries (the “Company”) at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3 to the consolidated financial statements, on January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

PricewaterhouseCoopers LLP

Chicago, Illinois
March 9, 2004, except for Note 8 and Note 10, as to which the date is July 30, 2004

FIRST INDUSTRIAL REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)

	December 31,	December 31,
	2003	2002
ASSETS
Assets:
Investment in Real Estate:
Land	$443,942	$415,598
Buildings and Improvements	2,180,038	2,158,082
Furniture, Fixtures and Equipment	885	1,258
Construction in Progress	115,935	122,331
Less: Accumulated Depreciation	(349,252)	(308,488)

Net Investment in Real Estate	2,391,548	2,388,781

Real Estate Held for Sale, Net of Accumulated Depreciation and Amortization of $2,135 at December 31, 2002	—	7,040
Cash and Cash Equivalents	821	—
Restricted Cash	82,006	31,118
Tenant Accounts Receivable, Net	8,994	10,578
Investments in Joint Ventures	13,186	12,545
Deferred Rent Receivable	13,912	14,277
Deferred Financing Costs, Net	9,818	12,927
Prepaid Expenses and Other Assets, Net	127,738	152,707

Total Assets	$2,648,023	$2,629,973

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage Loans Payable, Net	$45,746	$59,989
Senior Unsecured Debt, Net	1,212,152	1,211,860
Unsecured Line of Credit	195,900	170,300
Accounts Payable and Accrued Expenses	77,156	72,807
Rents Received in Advance and Security Deposits	28,889	29,524
Dividends Payable	31,889	31,106

Total Liabilities	1,591,732	1,575,586

Commitments and Contingencies	—	—
Minority Interest	167,118	172,061
Stockholders’ Equity:
Preferred Stock ($.01 par value, 10,000,000 shares authorized, 20,000, 50,000 and 30,000 shares of Series C, D and E Cumulative Preferred Stock, respectively, issued and outstanding at December 31, 2003 and December 31, 2002, having a liquidation preference of $2,500 per share ($50,000), $2,500 per share ($125,000) and $2,500 per share ($75,000), respectively)	1	1
Common Stock ($.01 par value, 100,000,000 shares authorized, 42,376,770 and 41,087,421 shares issued and 39,850,370 and 38,598,321 shares outstanding at December 31, 2003 and December 31, 2002, respectively)	424	411
Additional Paid-in-Capital	1,161,373	1,124,622
Distributions in Excess of Accumulated Earnings	(172,892)	(158,251)
Unearned Value of Restricted Stock Grants	(19,035)	(4,307)
Accumulated Other Comprehensive Loss	(10,110)	(10,559)
Treasury Shares at Cost (2,526,400 shares at December 31, 2003 and 2,489,100 shares at December 31, 2002)	(70,588)	(69,591)

Total Stockholders’ Equity	889,173	882,326

Total Liabilities and Stockholders’ Equity	$2,648,023	$2,629,973

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Dollars in thousands, except per share data)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Revenues:
Rental Income	$250,145	$231,861	$236,399
Tenant Recoveries and Other Income	78,011	71,273	73,455

Total Revenues	328,156	303,134	309,854

Expenses:
Real Estate Taxes	48,552	44,842	47,563
Repairs and Maintenance	24,208	19,708	16,484
Property Management	11,729	11,021	10,628
Utilities	10,124	8,128	8,004
Insurance	3,221	2,479	1,823
Other	7,571	8,815	8,869
General and Administrative	26,953	19,610	18,609
Amortization of Deferred Financing Costs	1,764	1,925	1,809
Depreciation and Other Amortization	79,727	65,789	60,856
Valuation Provision on Real Estate	—	—	9,500

Total Expenses	213,849	182,317	184,145

Other Income/Expense:
Interest Income	2,416	2,378	2,790
Interest Expense	(95,456)	(90,387)	(82,580)
Loss From Early Retirement of Debt	(1,466)	(888)	(10,309)

Total Other Income/Expense	(94,506)	(88,897)	(90,099)

Income from Continuing Operations Before Equity in Income of Joint Ventures and Income Allocated to Minority Interest	19,801	31,920	35,610
Equity in Income (Loss) of Joint Ventures	539	463	(791)
Minority Interest Allocable to Continuing Operations	(166)	(758)	(732)

Income from Continuing Operations	20,174	31,625	34,087
Income from Discontinued Operations (Including Gain on Sale of Real Estate of $79,072 and $54,657 for the Year Ended December 31, 2003 and 2002, respectively)	94,163	87,716	39,913
Minority Interest Allocable to Discontinued Operations	(13,870)	(13,141)	(6,119)

Income Before Gain on Sale of Real Estate	100,467	106,200	67,881
Gain on Sale of Real Estate	15,605	16,476	64,347
Minority Interest Allocable to Gain on Sale of Real Estate	(2,299)	(2,468)	(9,864)

Net Income	113,773	120,208	122,364
Less: Preferred Stock Dividends	(20,176)	(23,432)	(30,001)
Less: Redemption of Series A Preferred Stock	—	—	(4,577)
Less: Redemption of Series B Preferred Stock	—	(3,707)	—

Net Income Available to Common Stockholders	$93,597	$93,069	$87,786

Income from Continuing Operations Available to Common Stockholders Per Weighted Average Common Share Outstanding:
Basic	$0.35	$0.48	$1.39

Diluted	$0.34	$0.47	$1.38

Net Income Available to Common Stockholders Per Weighted Average Common Share Outstanding:
Basic	$2.43	$2.39	$2.26

Diluted	$2.42	$2.38	$2.24

Net Income	$113,773	$120,208	$122,364
Other Comprehensive Income (Loss):
Cumulative Transition Adjustment	—	—	(14,920)
Settlement of Interest Rate Protection Agreement	—	1,772	(191)
Mark-to-Market of Interest Rate Protection Agreements and Interest Rate Swap Agreements	251	(126)	(231)
Write-Off of Unamortized Interest Rate Protection Agreement Due to Early Retirement of Debt	—	—	2,156
Amortization of Interest Rate Protection Agreements	198	176	805

Comprehensive Income	$114,222	$122,030	$109,983

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Dollars in thousands, except for per share data)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Preferred Stock - Beginning of Year	$1	$1	$18
Redemption of Series A Preferred Stock	—	—	(17)
Redemption of Series B Preferred Stock	—	—	—

Preferred Stock - End of Year	$1	$1	$1

Common Stock - Beginning of Year	$411	$403	$392
Net Proceeds from the Issuance of Common Stock	6	6	8
Issuance of Restricted Stock	7	1	1
Repurchase and Retirement of Restricted Stock	(1)	(1)	(1)
Conversion of Units to Common Stock	1	2	3

Common Stock - End of Year	$424	$411	$403

Additional Paid-In-Capital - Beginning of Year	$1,124,622	$1,197,877	$1,205,435
Net Proceeds from the Issuance of Common Stock	15,111	16,241	18,886
Issuance of Restricted Stock	20,634	3,231	3,132
Repurchase and Retirement of Restricted Stock	(1,797)	(1,694)	(1,568)
Amortization of Stock Based Compensation	54	646	899
Redemption of Series A Preferred Stock	—	—	(36,701)
Redemption of Series B Preferred Stock	—	(96,293)	—
Conversion of Units to Common Stock	2,749	4,614	7,794

Additional Paid-In-Capital - End of Year	$1,161,373	$1,124,622	$1,197,877

Dist. In Excess of Accum. Earnings - Beginning of Year	$(158,251)	$(143,958)	$(126,962)
Preferred Stock Dividends ($215.624 per Series C Preferred Share, $198.748 per Series D Preferred Share and $197.500 per Series E Preferred Share at December 31, 2003, 2002 and 2001, $81.424 and $218.750 per Series B Preferred Share at December 31, 2002 and 2001, respectively, and $.652 per Series A Preferred Share at December 31, 2001)	(20,176)	(23,432)	(30,001)
Distributions ($2.7400, $2.7250 and $2.6525 per Share/Unit at December 31, 2003, 2002 and 2001, respectively)	(126,699)	(125,785)	(123,118)
Redemption of Series A Preferred Stock	—	—	(4,577)
Redemption of Series B Preferred Stock	—	(3,148)	—
Repurchase and Retirement of Restricted Stock	(67)	(342)	(375)
Net Income Before Minority Interest	130,108	136,575	139,079
Minority Interest:
Allocation of Income	(16,335)	(16,926)	(16,715)
Distributions ($2.7400, $2.7250 and $2.6525 per Share/Unit at December 31, 2003, 2002 and 2001, respectively)	18,528	18,765	18,711

Dist. In Excess of Accum. Earnings - End of Year	$(172,892)	$(158,251)	$(143,958)

Unearned Value of Rest. Stock Grants - Beginning of Year	$(4,307)	$(6,247)	$(8,812)
Issuance of Restricted Stock	(20,641)	(3,232)	(3,133)
Amortization of Restricted Stock Grants	5,913	5,172	5,698

Unearned Value of Rest. Stock Grants - End of Year	$(19,035)	$(4,307)	$(6,247)

Treasury Shares, at cost - Beginning of Year	$(69,591)	$(40,098)	$(11,699)
Purchase of Treasury Shares	(997)	(29,493)	(28,399)

Treasury Shares, at cost - End of Year	$(70,588)	$(69,591)	$(40,098)

Accum. Other Comprehensive Income (Loss)- Beginning of Year	$(10,559)	$(12,381)	$—
Cumulative Transition Adjustment	—	—	(14,920)
Settlement of Interest Rate Protection Agreements	—	1,772	(191)
Mark-to-Market of Interest Rate Protection Agreements	251	(126)	(231)
Write-Off of Unamortized Interest Rate Protection Agreements Due to the Early Retirement of Debt	—	—	2,156
Amortization of Interest Rate Protection Agreements	198	176	805

Accum. Other Comprehensive Income (Loss)- End of Year	$(10,110)	$(10,559)	$(12,381)

Total Stockholders’ Equity at End of Year	$889,173	$882,326	$995,597

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$113,773	$120,208	$122,364
Income Allocated to Minority Interest	16,335	16,367	16,715

Net Income Before Minority Interest	130,108	136,575	139,079
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	73,902	67,525	65,944
Amortization of Deferred Financing Costs	1,764	1,925	1,809
Other Amortization	17,846	15,295	15,465
Valuation Provision on Real Estate	—	—	9,500
Provision for Bad Debt	(160)	—	—
Loss From Early Retirement of Debt	1,466	888	10,309
Equity in (Income) Loss of Joint Ventures	(539)	(463)	791
Distributions from Joint Ventures	539	463	—
Gain on Sale of Real Estate	(94,677)	(71,133)	(64,347)
Increase in Tenant Accounts Receivable and Prepaid Expenses and Other Assets, Net	(24,380)	(13,701)	(20,438)
Increase in Deferred Rent Receivable	(2,597)	(1,947)	(3,499)
Decrease in Accounts Payable and Accrued Expenses and Rents Received in Advance and Security Deposits	(6,454)	(3,728)	(6,070)
Decrease (Increase) in Restricted Cash	2,742	(102)	(1,452)

Net Cash Provided by Operating Activities	99,560	131,597	147,091

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of and Additions to Investment in Real Estate	(312,356)	(337,399)	(400,008)
Net Proceeds from Sales of Investments in Real Estate	325,585	365,687	352,975
Contributions to and Investments in Joint Ventures	(5,711)	(8,207)	(6,025)
Distributions from Joint Ventures	2,859	2,260	1,524
Repayment of Mortgage Loans Receivable	75,886	20,502	9,870
(Increase) Decrease in Restricted Cash	(53,630)	(8,252)	2,903

Net Cash Provided by (Used In) Investing Activities	32,633	34,591	(38,761)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Proceeds from the Issuance of Common Stock	14,799	15,895	18,521
Repurchase of Restricted Stock	(1,865)	(2,037)	(1,944)
Purchase of Treasury Shares	(997)	(29,493)	(28,399)
Purchase of U.S. Government Securities	—	(13,669)	(1,123)
Proceeds from Maturity of U.S. Government Securities	15,832	—	—
Proceeds from Senior Unsecured Debt	—	247,950	199,390
Other Proceeds from Senior Unsecured Debt	—	1,772	—
Repayments of Senior Unsecured Debt	—	(84,930)	(100,000)
Redemption of Preferred Stock	—	(100,000)	(41,295)
Dividends/Distributions	(125,916)	(125,875)	(122,203)
Preferred Stock Dividends	(20,176)	(23,432)	(38,212)
Repayments on Mortgage Loans Payable	(38,529)	(39,234)	(15,042)
Proceeds from Unsecured Lines of Credit	264,300	500,100	398,300
Repayments on Unsecured Lines of Credit	(238,700)	(512,300)	(385,800)
Book Overdraft	—	2,885	10,709
Cost of Debt Issuance and Prepayment Fees	(120)	(3,820)	(8,963)

Net Cash Used in Financing Activities	(131,372)	(166,188)	(116,061)

Net Increase (Decrease) in Cash and Cash Equivalents	821	—	(7,731)
Cash and Cash Equivalents, Beginning of Period	—	—	7,731

Cash and Cash Equivalents, End of Period	$821	$—	$—

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

1. Organization and Formation of Company

     First Industrial Realty Trust, Inc. was organized in the state of Maryland on August 10, 1993. First Industrial Realty Trust, Inc. is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code of 1986, as amended (the “Code”).

     First Industrial Realty Trust, Inc. and its subsidiaries (the “Company”) began operations on July 1, 1994. The Company’s operations are conducted primarily through First Industrial, L.P. (the “Operating Partnership”) of which the Company is the sole general partner. The Company is the sole stockholder of First Industrial Finance Corporation, First Industrial Pennsylvania Corporation, First Industrial Harrisburg Corporation, First Industrial Securities Corporation, First Industrial Mortgage Corporation, First Industrial Indianapolis Corporation, FI Development Services Corporation and First Industrial Florida Finance Corporation, which are the sole general partners of First Industrial Financing Partnership, L.P. (the “Financing Partnership”), First Industrial Pennsylvania, L.P. (the “Pennsylvania Partnership”), First Industrial Harrisburg, L.P. (the “Harrisburg Partnership”), First Industrial Securities, L.P. (the “Securities Partnership”), First Industrial Mortgage Partnership, L.P. (the “Mortgage Partnership”), First Industrial Indianapolis, L.P. (the “Indianapolis Partnership”), FI Development Services, L.P. and TK-SV, LTD., respectively, and the Operating Partnership is the sole limited partner. The Operating Partnership is also the sole member of limited liability companies and the sole stockholder of First Industrial Development Services, Inc. The Company, through separate wholly-owned limited liability companies of which the Operating Partnership is the sole member, also owns minority equity interests in, and provides asset and property management services to two joint ventures which invest in industrial properties, the September 1998 Joint Venture (hereinafter defined) and the December 2001 Joint Venture (hereinafter defined). The Company, through a wholly-owned limited liability company of which the Operating Partnership is the sole member, also owned a minority equity interest in and provided asset and property management services to a third joint venture which invested in industrial properties (the “September 1999 Joint Venture”). During September 2003, the September 1999 Joint Venture sold its remaining property. In conjunction with this final property sale, the final distribution was made to the partners. In May 2003, the Company, through wholly-owned limited liability companies of which the Operating Partnership is the sole member, entered into a joint venture arrangement (the “May 2003 Joint Venture”) with an institutional investor to invest in industrial properties. As of December 31, 2003, the May 2003 Joint Venture did not own any industrial properties.

     As of December 31, 2003, the Company owned 834 in-service properties located in 22 states, containing an aggregate of approximately 57.9 million square feet (unaudited) of gross leasable area (“GLA”). Of the 834 properties owned by the Company, 691 are held by the Operating Partnership, 19 are held by the Financing Partnership, 15 are held by the Securities Partnership, 15 are held by the Mortgage Partnership, 41 are held by the Pennsylvania Partnership, 10 are held by the Harrisburg Partnership, four are held by the Indianapolis Partnership, one is held by TK-SV, LTD., 11 are held by limited liability companies of which the Operating Partnership is the sole member and 27 are held by First Industrial Development Services, Inc.

2. Basis of Presentation

     First Industrial Realty Trust, Inc. is the sole general partner of the Operating Partnership, with an approximate 85.6% and 85.0% ownership interest at December 31, 2003 and 2002, respectively. Minority interest at December 31, 2003 and 2002, represents the approximate 14.4% and 15.0%, respectively, aggregate partnership interest in the Operating Partnership held by the limited partners thereof.

     The consolidated financial statements of the Company at December 31, 2003 and 2002 and for each of the years ended December 31, 2003, 2002 and 2001 include the accounts and operating results of the Company and its subsidiaries. Such financial statements present the Company’s minority equity interests in the September 1998 Joint Venture (hereinafter defined), the September 1999 Joint Venture (hereinafter defined) and the December 2001 Joint Venture (hereinafter defined) under the equity method of accounting. All intercompany transactions have been eliminated in consolidation.

3. Summary of Significant Accounting Policies

     In order to conform with generally accepted accounting principles, management, in preparation of the Company’s financial statements, is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of December 31, 2003 and 2002, and the

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3. Summary of Significant Accounting Policies, continued

reported amounts of revenues and expenses for each of the years ended December 31, 2003, 2002 and 2001. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less. The carrying amount approximates fair value due to the short term maturity of these investments.

Restricted Cash

     At December 31, 2003 and 2002, restricted cash includes gross proceeds from the sales of certain properties. These sales proceeds will be disbursed as the Company exchanges into properties under Section 1031 of the Internal Revenue Code. At December 31, 2002 restricted cash also included cash reserves required to be set aside under the 1995 Mortgage Loan (hereinafter defined) for payment of real estate taxes, capital expenditures, interest, security deposit refunds, insurance and re-leasing costs. The carrying amount approximates fair value due to the short term maturity of these investments.

Investment in Real Estate and Depreciation

     Investment in Real Estate is carried at cost. The Company reviews its properties on a quarterly basis for impairment and provides a provision if impairments are found. To determine if an impairment may exist, the Company reviews its properties and identifies those that have had either an event of change or event of circumstances warranting further assessment of recoverability (such as a decrease in occupancy). If further assessment of recoverability is needed, the Company estimates the future net cash flows expected to result from the use of the property and its eventual disposition, on an individual property basis. If the sum of the expected future net cash flows (undiscounted and without interest charges) is less than the carrying amount of the property on an individual property basis, the Company will recognize an impairment loss based upon the estimated fair value of such property. For properties management considers held for sale, the Company ceases depreciating the properties and values the properties at the lower of depreciated cost or fair value, less costs to dispose. If circumstances arise that were previously considered unlikely, and, as a result, the Company decides not to sell a property previously classified as held for sale, the Company will reclassify such property as held and used. Such property is measured at the lower of its carrying amount (adjusted for any depreciation and amortization expense that would have been recognized had the property been continuously classified as held and used) or fair value at the date of the subsequent decision not to sell. The Company classifies properties as held for sale when the Company has an executed contract to sell.

     Interest costs, real estate taxes, compensation costs of development personnel and other directly related costs incurred during construction periods are capitalized and depreciated commencing with the date placed in service, on the same basis as the related assets. Depreciation expense is computed using the straight-line method based on the following useful lives:

Years
Buildings and Improvements	31.5 to 40
Land Improvements	15
Furniture, Fixtures and Equipment	5 to 10

     Construction expenditures for tenant improvements, leasehold improvements and leasing commissions (inclusive of compensation costs of leasing personnel) are capitalized and amortized over the terms of each specific lease. Repairs and maintenance are charged to expense when incurred. Expenditures for improvements are capitalized.

     The Company accounts for all acquisitions entered into subsequent to June 30, 2001 in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard No. 141, “Business Combinations” (“FAS 141”). Upon acquisition of a property, the Company allocates the purchase price of the

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3. Summary of Significant Accounting Policies, continued

property based upon the fair value of the assets acquired, which generally consist of land, buildings, tenant improvements, leasing commissions and intangible assets including in-place leases and above market and below market leases. The Company allocates the purchase price to the fair value of the tangible assets of an acquired property determined by valuing the property as if it were vacant. Acquired above and below market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates over the remaining lease term.

     The purchase price is further allocated to in-place lease values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with the respective tenant. Acquired above and below market leases are amortized over the remaining non-cancelable terms of the respective leases. The value of in-place lease intangibles, which is included as a component of Other Assets, is amortized to expense over the remaining lease term and expected renewal periods of the respective lease. If a tenant terminates its lease early, the unamortized portion of the tenant improvements, leasing commissions above and below market leases and the in-place lease value is immediately charged to expense.

Deferred Financing Costs

     Deferred financing costs include fees and costs incurred to obtain long-term financing. These fees and costs are being amortized over the terms of the respective loans. Accumulated amortization of deferred financing costs was $8,948 and $7,618 at December 31, 2003 and 2002, respectively. Unamortized deferred financing costs are written-off when debt is retired before the maturity date.

Investments in Joint Ventures

     Investments in Joint Ventures represents the Company’s minority equity interests in the September 1998 Joint Venture (hereinafter defined), the September 1999 Joint Venture (hereinafter defined) and the December 2001 Joint Venture (hereinafter defined). Investments in Joint Ventures are accounted for under the equity method of accounting, as the Company does not have operational control or a majority voting interest. Under the equity method of accounting, the Company’s share of earnings or losses of the September 1998 Joint Venture (hereinafter defined), the September 1999 Joint Venture (hereinafter defined) and the December 2001 Joint Venture (hereinafter defined) is reflected in income as earned and contributions or distributions increase or decrease, respectively, the Company’s Investments in Joint Ventures as paid or received, respectively. Differences between the Company’s carrying value of its investments in joint ventures and the Company’s underlying equity of such joint ventures are amortized over the respective lives of the underlying assets, as applicable.

Employee Benefit Plans

     At December 31, 2003, the Company has three stock incentive employee compensation plans, which are described more fully in Note 12. Prior to January 1, 2003, the Company accounted for its stock incentive plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Under APB 25, compensation expense is not recognized for options issued in which the strike price is equal to the fair value of the Company’s stock on the date of grant. Certain options issued in 2000 were issued with a strike price less than the fair value of the Company’s stock on the date of grant. Compensation expense is being recognized for the intrinsic value of these options determined at the date of grant over the vesting period. On January 1, 2003, the Company adopted the fair value recognition provisions of the FASB Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” (“FAS 123”), as amended by FASB Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”. The Company is applying the fair value recognition provisions of FAS 123 prospectively to all employee option awards granted after December 31, 2002. The Company has not awarded options to employees or directors of the Company during the year ended December 31, 2003, therefore no stock- based employee compensation expense, except for expense related to restricted stock, is included in net income available to common stockholders related to the fair value recognition provisions of FAS 123.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3. Summary of Significant Accounting Policies, continued

     Had compensation expense for the Company’s Stock Incentive Plans been determined based upon the fair value at the grant date for awards under the Stock Incentive Plans consistent with the methodology prescribed under FASB Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”, as amended by FAS 148, net income and earnings per share would have been the pro forma amounts indicated in the table below:

	For the Year Ended
	2003	2002	2001
Net Income Available to Common Stockholders - as reported	$93,597	$93,069	$87,786
Add: Stock-Based Employee Compensation Expense Included in Net Income Available to Common Stockholders, Net of Minority Interest - as reported	46	201	217
Less: Total Stock-Based Employee Compensation Expense, Net of Minority Interest - Determined Under the Fair Value Method	(1,149)	(980)	(666)

Net Income Available to Common Stockholders - pro forma	$92,494	$92,290	$87,337

Net Income Available to Common Stockholders per Share - as reported - Basic	$2.43	$2.39	$2.26
Net Income Available to Common Stockholders per Share - pro forma - Basic	$2.40	$2.37	$2.25
Net Income Available to Common Stockholders per Share - as reported - Diluted	$2.42	$2.38	$2.24
Net Income Available to Common Stockholders per Share - pro forma - Diluted	$2.39	$2.36	$2.23
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:
Expected dividend yield	N/A	8.28%	8.22%
Expected stock price volatility	N/A	20.94%	20.75%
Risk-free interest rate	N/A	3.58%	4.91%
Expected life of options	N/A	3.00	3.03
The weighted average fair value of options granted during 2002 and 2001 is $1.97 and $2.49 per option, respectively. The Company did not issue any options in 2003.

Revenue Recognition

     Rental income is recognized on a straight-line method under which contractual rent increases are recognized evenly over the lease term. Tenant recovery income includes payments from tenants for taxes, insurance and other property operating expenses and is recognized as revenue in the same period the related expenses are incurred by the Company.

     Revenue is recognized on payments received from tenants for early lease terminations after the Company determines that all the necessary criteria have been met in accordance with FASB Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”).

     The Company provides an allowance for doubtful accounts against the portion of tenant accounts receivable which is estimated to be uncollectible. Accounts receivable in the consolidated balance sheets are shown net of an allowance for doubtful accounts of $1,890 and $2,050 as of December 31, 2003 and December 31, 2002, respectively. For accounts receivable the Company deems uncollectible, the Company uses the direct write-off method.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3. Summary of Significant Accounting Policies, continued

Gain on Sale of Real Estate

     Gain on sale of real estate is recognized using the full accrual method, when appropriate. Gains relating to transactions which do not meet the full accrual method of accounting are deferred and recognized when the full accrual method of accounting criteria are met or by using the installment or deposit methods of profit recognition, as appropriate in the circumstances. As the assets are sold, their costs and related accumulated depreciation are removed from the accounts with resulting gains or losses reflected in net income or loss. Estimated future costs to be incurred by the Company after completion of each sale are included in the determination of the gains on sales.

Income Taxes

     The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code. As a result, the Company generally is not subject to federal income taxation to the extent that it satisfies the requirements set forth in Section 856 of the Code (pertaining to its organization and types of income and assets) necessary to maintain its status as a REIT, and it distributes annually at least 90% of its REIT taxable income, as defined in the Code, to its stockholders and satisfies certain other requirements. Accordingly, no provision has been made for state or federal income taxes in the accompanying consolidated financial statements except for activities conducted in its taxable REIT subsidiary, First Industrial Development Services, Inc. The provision for such state and federal income taxes has been reflected in gain on sale of real estate or the gain component of income from discontinued operations in the consolidated statements of operations and comprehensive income and has not been separately stated due to its insignificance.

     The Company and certain of its subsidiaries are subject to certain state and local income, excise and franchise taxes. The provision for such state and local taxes has been reflected in general and administrative expense in the consolidated statements of operations and comprehensive income and has not been separately stated due to its insignificance.

     For federal income tax purposes, the cash distributions paid to stockholders may be characterized as ordinary income, return of capital (generally non-taxable) or capital gains. Distributions declared on common stock for the year ended December 31, 2003, totaling approximately $108,171, are characterized 42.03% ($1.1516 per share) as ordinary income, 9.73% ($0.2666 per share) as 25 percent rate capital gain, 4.14% ($0.1134 per share) as 20 percent rate capital gain, 18.39% ($0.5039 per share) as a 15 percent rate capital gain and 25.71% ($0.7045 per share) as return of capital. Of the 4.14% of such dividends that qualify as 20 percent rate capital gain, 64.66% ($0.0733 per share or 2.677 percentage points) qualify as “qualified 5-year gain,” to which, for certain taxpayers, a lower rate will apply. Distributions declared on common stock for the year ended December 31, 2002, totaling approximately $107,020, are characterized 42.16% ($1.1489 per share) as ordinary income, 4.47% ($0.1218 per share) as short term capital gain, 14.11% ($0.3845 per share) as 20 percent rate capital gain, 9.23% ($0.2515 per share) as a 25 percent rate capital gain and 30.03% ($0.8183 per share) as return of capital. Of the 14.11% of such dividends that qualify as 20 percent rate capital gain, 51.67% ($.1987 per share or 7.29 percentage points) qualify as “qualified 5-year gain,” to which, for certain taxpayers, a lower rate will apply. Distributions declared for the year ended December 31, 2001, totaling approximately $104,407, are characterized 67.7% ($1.80 per share) as ordinary income, 6.1% ($.16 per share) as 20% rate capital gain, 5.7% ($.15 per share) as a 25% rate capital gain and 20.5% ($.54 per share) as return of capital.

     Additionally, for tax purposes, 56.57% of the Company’s 2003 preferred stock dividends qualify as ordinary income, 13.10% qualify as 25 percent rate capital gain, 5.58% qualify as 20 percent rate capital gain and 24.75% qualify as 15 percent rate capital gain. Of the 5.58% of such dividends that qualify as 20 percent rate capital gain, 64.66% (or 3.608 percentage points) qualify as a “qualified 5-year gain.”

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3. Summary of Significant Accounting Policies, continued

Earnings Per Common Share

     Net income per weighted average share - basic is based on the weighted average common shares outstanding (excluding restricted stock that has not yet vested). Net income per weighted average share - diluted is based on the weighted average common shares outstanding (excluding restricted stock that has not yet vested) plus the dilutive effect of in-the-money employee stock options and restricted stock. See Note 10 for further disclosure about earnings per share.

Fair Value of Financial Instruments

     The Company’s financial instruments include short-term investments, tenant accounts receivable, mortgage notes receivable, accounts payable, other accrued expenses, mortgage loans payable, unsecured line of credit, senior unsecured debt and the Put Option (defined hereinafter) issued in conjunction with an initial offering of certain unsecured debt.

     The fair values of the short-term investments, tenant accounts receivable, mortgage notes receivable, accounts payable and other accrued expenses were not materially different from their carrying or contract values. See Note 5 for the fair values of the mortgage loans payable, unsecured line of credit, senior unsecured debt and the Put Option (defined hereinafter) issued in conjunction with an initial offering of certain unsecured debt.

Derivative Financial Instruments

     Historically, the Company has used interest rate protection agreements (the “Agreements”) to fix the interest rate on anticipated offerings of senior unsecured debt or convert floating rate debt to fixed rate debt. Receipts or payments that result from the settlement of Agreements used to fix the interest rate on anticipated offerings of senior unsecured debt are amortized over the life of the senior unsecured debt. Receipts or payments resulting from Agreements used to convert floating rate debt to fixed rate debt are recognized as a component of interest expense. Agreements which qualify for hedge accounting are marked-to-market and any gain or loss is recognized in other comprehensive income (shareholders’ equity). Any Agreements which no longer qualify for hedge accounting are marked-to-market and any gain or loss is recognized in net income immediately. The credit risks associated with the Agreements are controlled through the evaluation and monitoring of the creditworthiness of the counterparty. In the event that the counterparty fails to meet the terms of the Agreements, the Company’s exposure is limited to the current value of the interest rate differential, not the notional amount, and the Company’s carrying value of the Agreements on the balance sheet. See Note 5 for more information on the Agreements.

Discontinued Operations

     On January 1, 2002, the Company adopted the FASB Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“FAS 144”). FAS 144 addresses financial accounting and reporting for the disposal of long lived assets. FAS 144 requires that the results of operations and gains or losses on the sale of property sold subsequent to December 31, 2001 that were not classified as held for sale at December 31, 2001 as well as the results of operations from properties that were classified as held for sale subsequent to December 31, 2001 be presented in discontinued operations if both of the following criteria are met: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Company as a result of the disposal transaction and (b) the Company will not have any significant involvement in the operations of the property after the disposal transaction. FAS 144 also requires prior period results of operations for these properties to be restated and presented in discontinued operations in prior consolidated statements of operations.

Segment Reporting

     Management views the Company as a single segment.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3. Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

     In January 2003, the FASB issued FIN 46, which provides guidance on how to identify a variable interest entity (“VIE”) and determine when the assets, liabilities, noncontrolling interests, and results of operations of a VIE are to be included in an entity’s consolidated financial statements. A VIE exists when either the total equity investment at risk is not sufficient to permit the entity to finance its activities by itself, or the equity investors lack one of three characteristics associated with owning a controlling financial interest. In December 2003, the FASB reissued FIN 46 with certain modifications and clarifications. Application of this guidance was effective for interests in certain VIEs commonly referred to as special-purpose entities (SPEs) as of December 31, 2003. Application for all other types of entities is required for periods ending after March 15, 2004, unless previously applied. The Company does not believe that the application of FIN 46 will have an impact on its financial position, results of operations, or liquidity.

Reclassification

     On January 1, 2003, the Company adopted the FASB Statement of Financial Accounting Standard No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“FAS 145”). FAS 145 rescinds FAS 4, FAS 44 and FAS 64 and amends FAS 13 to modify the accounting for sales-leaseback transactions. FAS 4 required the classification of gains and losses resulting from extinguishment of debt to be classified as extraordinary items. Pursuant to the adoption of FAS 145, the Company reclassified amounts shown as extraordinary for the years ended December 31, 2002 and 2001 to continuing operations.

     In July 2003, the Securities and Exchange Commission (the “SEC”) issued a clarification on Emerging Issues Task Force (“EITF”) Abstract, Topic No. D 42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock” (“EITF 42”). This clarification of EITF 42, states for the purpose of calculating the excess of (1) fair value of the consideration transferred to the holders of the preferred stock over (2) the carrying amount of the preferred stock in the balance sheet, the carrying amount of the preferred stock should be reduced by the issuance costs of the preferred stock. This clarification was effective in the first fiscal period ending after June 15, 2003 and required prior periods presented to be restated. Pursuant to EITF 42, the Company restated net income available to common stockholders and net income available to common stockholders per share amounts for the years ended December 31, 2002 and 2001 by reducing net income available to common stockholders for the initial issuance costs related to the redemption of the Company’s 8.75%, $.01 par value, Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) on May 14, 2002 and the redemption of the Company’s 9.5%, $.01 par value, Series A Cumulative Preferred Stock, (the “Series A Preferred Stock”) on April 9, 2001. The impact of the adoption of EITF 42 for the years ended December 31, 2002 and 2001 was a reduction of basic EPS of $.08 and $.11, respectively, and a reduction of diluted EPS of $.08 and $.12, respectively.

     Certain 2002 and 2001 items have been reclassified to conform to the 2003 presentation.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

4. Investments in Joint Ventures

     On September 28, 1998, the Company, through a wholly-owned limited liability company in which the Operating Partnership is the sole member, entered into a joint venture arrangement (the “September 1998 Joint Venture”) with an institutional investor to invest in industrial properties. The Company, through wholly-owned limited liability companies of the Operating Partnership, owns a ten percent equity interest in the September 1998 Joint Venture and provides property and asset management services to the September 1998 Joint Venture. On or after October 2000, under certain circumstances, the Company has the right to purchase all of the properties owned by the September 1998 Joint Venture at a price to be determined in the future. The Company has not exercised this right.

     On September 2, 1999, the Company, through a wholly-owned limited liability company in which the Operating Partnership is the sole member, entered into a joint venture arrangement (the “September 1999 Joint Venture”) with an institutional investor to invest in industrial properties. The Company, through wholly-owned limited liability companies of the Operating Partnership, owned a ten percent equity interest in the September 1999 Joint Venture and provided property and asset management services to the September 1999 Joint Venture. During September 2003, the September 1999 Joint Venture sold its remaining property. In conjunction with this final property sale, the final distribution was made to the partners.

     On December 28, 2001, the Company, through a wholly-owned limited liability company in which the Operating Partnership is the sole member, entered into a joint venture arrangement (the “December 2001 Joint Venture”) with an institutional investor to invest in industrial properties. The Company, through wholly-owned limited liability companies of the Operating Partnership, owns a 15% equity interest in the December 2001 Joint Venture and provides property management services to the December 2001 Joint Venture. Thirty of the 36 industrial properties were purchased from the Company. The Company deferred 15% of the gain resulting from these sales which is equal to the Company’s economic interest in the December 2001 Joint Venture. The 15% gain deferral reduced the Company’s investment in joint ventures and is amortized into income over the life of the sold property, generally 40 years. If the December 2001 Joint Venture sells any of the 30 properties that the Company sold to the December 2001 Joint Venture to a third party, the Company will recognize the unamortized portion of the deferred gain as gain on sale of real estate. If the Company repurchases any of the 30 properties that it sold to the December 2001 Joint Venture, the 15% gain deferral will be netted against the basis of the property purchased (which reduces the basis of the property).

     During the years ended December 2003, 2002 and 2001, the Company invested the following amounts in its three joint ventures as well as received distributions and recognized fees from acquisition, disposition, property management and asset management services in the following amounts:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Contributions	$5,558	$8,207	$6,025
Distributions	$3,398	$2,723	$1,524
Fees	$2,173	$1,863	$2,377

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

4. Investments in Joint Ventures, continued

     The combined summarized financial information of the investments in joint ventures is as follow:

	December 31,	December 31,
	2003	2002
Condensed Combined Balance Sheets
Gross Real Estate Investment	$348,030	$295,470
Less: Accumulated Depreciation	(15,330)	(11,482)

Net Real Estate	332,700	283,988
Other Assets	16,750	19,379

Total Assets	$349,450	$303,367

Long Term Debt	$217,413	$184,010
Other Liabilities	6,596	7,974
Equity	125,441	111,383

Total Liabilities and Equity	$349,450	$303,367

Company’s share of Equity	$18,205	$15,113
Basis Differentials (1)	(5,019)	(2,568)

Carrying Value of the Company’s investments in joint ventures	$13,186	$12,545

(1) This amount represents the aggregate difference between the Company’s historical cost basis and the basis reflected at the joint venture level. Basis differentials are primarily comprised of gain deferrals related to properties the Company sold to the Joint Ventures and certain acquisition costs which are not reflected at the joint venture level.

	Year Ended December 31,
	2003	2002	2001
Condensed Combined Statements of Operations
Total Revenues	35,603	34,635	38,983
Expenses
Operating and Other	9,693	14,482	13,473
Interest	7,353	10,554	15,377
Depreciation and Amortization	8,711	6,955	6,354

Total Expenses	25,757	31,991	35,204

Gain (Loss) on Sale of Real Estate	(2,069)	8,231	(6,024)

Net Income (Loss)	7,777	10,875	(2,245)

Company’s share of Net Income (Loss)	539	463	(791)

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

5. Mortgage Loans Payable, Net, Senior Unsecured Debt, Net and Unsecured Lines of Credit

Mortgage Loans Payable, Net

     On December 29, 1995, the Company, through an entity in which the Operating Partnership is the sole limited partner and a wholly-owned subsidiary of the Company is the general partner (the “Mortgage Partnership”), entered into a $40,200 mortgage loan (the “1995 Mortgage Loan”). On January 13, 2003, the Company, through the Mortgage Partnership, paid off and retired the 1995 Mortgage Loan. As this pay off and retirement was prior to the stated maturity date of the 1995 Mortgage Loan, the Company wrote off unamortized deferred financing costs in the amount of approximately $1,466.

     Under the terms of the 1995 Mortgage Loan, certain cash reserves were required to be set aside for payments of tenant security deposit refunds, payments of capital expenditures, interest, real estate taxes, insurance and re-leasing costs. At December 31, 2002, these reserves totaled $2,742 and were included in restricted cash. On January 13, 2003, the Company, through the Mortgage Partnership, paid off and retired the 1995 Mortgage Loan at which time such cash reserves were released to the Company.

     On March 20, 1996, the Company, through the Operating Partnership, assumed a $6,424 mortgage loan and a $2,993 mortgage loan (together, the “Assumed Loans”) that are collateralized by 12 properties in Indianapolis, Indiana and one property in Indianapolis, Indiana, respectively. The Assumed Loans bear interest at a fixed rate of 9.25% and provide for monthly principal and interest payments based on a 16.75-year amortization schedule. The Assumed Loans mature on January 1, 2013. The Assumed Loans may be prepaid only after December 1999 in exchange for the greater of a 1% prepayment fee or a yield maintenance premium.

     On April 16, 1998, the Company, through the Operating Partnership, assumed a mortgage loan in the principal amount of $2,525 (the “Acquisition Mortgage Loan IV”). The Acquisition Mortgage Loan IV is collateralized by one property in Baltimore, Maryland, bears interest at a fixed rate of 8.95% and provides for monthly principal and interest payments based on a 20-year amortization schedule. The Acquisition Mortgage Loan IV matures on October 1, 2006. The Acquisition Mortgage Loan IV may be prepaid only after October 2001 in exchange for the greater of a 1% prepayment fee or a yield maintenance premium.

     On July 16, 1998, the Company, through TK-SV, LTD., assumed a mortgage loan in the principal amount of $2,566 (the “Acquisition Mortgage Loan V”). The Acquisition Mortgage Loan V is collateralized by one property in Tampa, Florida, bears interest at a fixed rate of 9.01% and provides for monthly principal and interest payments based on a 30-year amortization schedule. The Acquisition Mortgage Loan V matures on September 1, 2006. The Acquisition Mortgage Loan V may be prepaid only after August 2002 in exchange for the greater of a 1% prepayment fee or a yield maintenance premium.

     On April 1, 2002, the Company, through the Operating Partnership, assumed a mortgage loan in the principal amount of $5,814 (the “Acquisition Mortgage Loan VIII”). The Acquisition Mortgage Loan VIII is collateralized by one property in Rancho Dominguez, California, bears interest at a fixed rate of 8.26% and provides for monthly principal and interest payments based on a 22-year amortization schedule. The Acquisition Mortgage Loan VIII matures on December 1, 2019. The Acquisition Mortgage Loan VIII may be prepaid only after November 2004 in exchange for the greater of a 1% prepayment fee or yield maintenance premium.

     On April 1, 2002, the Company, through the Operating Partnership, assumed a mortgage loan in the principal amount of $6,030 (the “Acquisition Mortgage Loan IX”). The Acquisition Mortgage Loan IX is collateralized by one property in Rancho Dominguez, California, bears interest at a fixed rate of 8.26% and provides for monthly principal and interest payments based on a 22-year amortization schedule. The Acquisition Mortgage Loan IX matures on December 1, 2019. The Acquisition Mortgage Loan IX may be prepaid only after November 2004 in exchange for the greater of a 1% prepayment fee or yield maintenance premium.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

5. Mortgage Loans Payable, Net, Senior Unsecured Debt, Net and Unsecured Lines of Credit, continued

     On May 1, 2003, the Company, through the Operating Partnership, assumed a mortgage loan in the amount of $14,157 (the “Acquisition Mortgage Loan X”). The Acquisition Mortgage Loan X is collateralized by one property in Hagerstown, Maryland, bears interest at a fixed rate of 8.25% and provides for monthly principal and interest payments based on a 30-year amortization schedule. The Acquisition Mortgage Loan X matures on December 1, 2010. In conjunction with the assumption of the Acquisition Mortgage Loan X, the Company recorded a premium in the amount of $2,927 which will be amortized over the remaining life of the Acquisition Mortgage Loan X as an adjustment to interest expense.

     On September 12, 2003, the Company, through the Operating Partnership, assumed a mortgage loan in the amount of $4,269 (the “Acquisition Mortgage Loan XI”). The Acquisition Mortgage Loan XI is collateralized by one property in Downers Grove, Illinois, bears interest at a fixed rate of 7.61% and provides for monthly principal and interest payments based on a 30-year amortization schedule. The Acquisition Mortgage Loan XI matures on May 1, 2012. In conjunction with the assumption of the Acquisition Mortgage Loan XI, the Company recorded a premium in the amount of $621 which will be amortized over the remaining life of the Acquisition Mortgage Loan XI as an adjustment to interest expense.

     On September 12, 2003, the Company, through the Operating Partnership, assumed a mortgage loan in the amount of $2,325 (the “Acquisition Mortgage Loan XII”). The Acquisition Mortgage Loan XII is collateralized by one property in Indianapolis, Indiana, bears interest at a fixed rate of 7.54% and provides for monthly principal and interest payments based on a 30-year amortization schedule. The Acquisition Mortgage Loan XII matures on January 1, 2012. In conjunction with the assumption of the Acquisition Mortgage Loan XII, the Company recorded a premium in the amount of $317 which will be amortized over the remaining life of the Acquisition Mortgage Loan XII as an adjustment to interest expense.

Senior Unsecured Debt, Net

     On May 13, 1997, the Company, through the Operating Partnership, issued $150,000 of senior unsecured debt which matures on May 15, 2007 and bears a coupon interest rate of 7.60% (the “2007 Notes”). The issue price of the 2007 Notes was 99.965%. Interest is paid semi-annually in arrears on May 15 and November 15. The Company also entered into an interest rate protection agreement which was used to fix the interest rate on the 2007 Notes prior to issuance. The Company settled the interest rate protection agreement for a payment of approximately $41, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreement are being amortized over the life of the 2007 Notes as an adjustment to interest expense. The 2007 Notes contain certain covenants including limitation on incurrence of debt and debt service coverage.

     On May 13, 1997, the Company, through the Operating Partnership, issued $100,000 of senior unsecured debt which matures on May 15, 2027, and bears a coupon interest rate of 7.15% (the “2027 Notes”). The issue price of the 2027 Notes was 99.854%. The 2027 Notes were redeemable, at the option of the holders thereof, on May 15, 2002. The Company received redemption notices from holders representing $84,930 of the 2027 Notes outstanding. On May 15, 2002, the Company, through the Operating Partnership, paid off and retired $84,930 of the 2027 Notes. Due to the partial payoff of the 2027 Notes, the Company has recorded a loss from the early retirement of debt in 2002 of approximately $888 comprised of the amount paid above the carrying amount of the 2027 notes, the write-off of the pro rata unamortized deferred financing costs and legal costs. Interest is paid semi-annually in arrears on May 15 and November 15. The Company also entered into an interest rate protection agreement which was used to fix the interest rate on the 2027 Notes prior to issuance. The Company settled the interest rate protection agreement for approximately $597 of proceeds, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreement are being amortized over the life of the 2027 Notes as an adjustment to interest expense. The 2027 Notes contain certain covenants including limitation on incurrence of debt and debt service coverage.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

5. Mortgage Loans Payable, Net, Senior Unsecured Debt, Net and Unsecured Lines of Credit, continued

     On May 22, 1997, the Company, through the Operating Partnership, issued $100,000 of senior unsecured debt which matures on May 15, 2011 and bears a coupon interest rate of 7.375% (the “2011 PATS”). The issue price of the 2011 PATS was 99.348%. Interest is paid semi-annually in arrears on May 15 and November 15. The 2011 PATS are redeemable, at the option of the holder thereof, on May 15, 2004 (the “Put Option”). If the 2011 PATS are not redeemed on May 15, 2004, the 2011 PATS will be reissued and the interest rate on the 2011 PATSwill be reset at a fixed rate until May 15, 2011 based upon a predetermined formula. The Company received approximately $1,781 of proceeds from the holder for the Put Option. The Company amortizes the Put Option amount over the life of the Put Option as an adjustment to interest expense. The Company also entered into an interest rate protection agreement which was used to fix the interest rate on the 2011 PATS prior to issuance. The Company settled the interest rate protection agreement for a payment of approximately $90, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreement are being amortized over the life of the 2011 PATS as an adjustment to interest expense. The 2011 PATS contain certain covenants including limitation on incurrence of debt and debt service coverage.

     On November 20, 1997, the Company, through the Operating Partnership, issued $50,000 of senior unsecured debt which matures on November 21, 2005 and bears a coupon interest rate of 6.90% (the “2005 Notes”). The issue price of the 2005 Notes was 100%. Interest is paid semi-annually in arrears on May 21 and November 21. The 2005 Notes contain certain covenants including limitation on incurrence of debt and debt service coverage.

     On December 8, 1997, the Company, through the Operating Partnership, issued $150,000 of senior unsecured debt which matures on December 1, 2006 and bears a coupon interest rate of 7.00% (the “2006 Notes”). The issue price of the 2006 Notes was 100%. Interest is paid semi-annually in arrears on June 1 and December 1. The Company also entered into an interest rate protection agreement which was used to fix the interest rate on the 2006 Notes prior to issuance. The Company settled the interest rate protection agreement for a payment of approximately $2,162, which is included in other comprehensive income. The settlement amount of the interest rate protection agreement is being amortized over the life of the 2006 Notes as an adjustment to interest expense. The 2006 Notes contain certain covenants including limitation on incurrence of debt and debt service coverage.

     On December 8, 1997, the Company, through the Operating Partnership, issued $100,000 of senior unsecured debt which matures on December 1, 2017 and bears a coupon interest rate of 7.50% (the “2017 Notes”). The issue price of the 2017 Notes was 99.808%. Interest is paid semi-annually in arrears on June 1 and December 1. The Operating Partnership is amortizing the debt issue discount over the life of the 2017 Notes as an adjustment to interest expense. The 2017 Notes contain certain covenants including limitation on incurrence of debt and debt service coverage.

     On March 31, 1998, the Company, through the Operating Partnership, issued $100,000 of Dealer remarketable securities which were to mature on April 5, 2011 and bore a coupon interest rate of 6.50% (the “2011 Drs.”). The issue price of the 2011 Drs. was 99.753%. The 2011 Drs. were callable at the option of J.P. Morgan, Inc., as Remarketing Dealer, on April 5, 2001. The Company received approximately $2,760 of proceeds from the Remarketing Dealer. The Company also entered into an interest rate protection agreement which was used to fix the interest rate on the 2011 Drs. prior to issuance. The Company settled the interest rate protection agreement for a payment of approximately $2,565, which is included in other comprehensive income. The Remarketing Dealer exercised its call option with respect to the 2011 Drs. On April 5, 2001, the Company repurchased and retired the 2011 Drs. from the Remarketing Dealer for approximately $105,565. In conjunction with the forecasted retirement of the 2011 Drs., the Company entered into an interest rate protection agreement which fixed the retirement price of the 2011 Drs. which it designated as a cash flow hedge. On April 2, 2001, this interest rate protection agreement was settled for a payment of approximately $562. Due to the retirement of the 2011 Drs., the Company recorded a loss from the early retirement of debt in 2001 of approximately $9,245 comprised of the amount paid above the 2011 Drs. carrying value, the write-off of unamortized deferred financing costs, the write-off of the unamortized portion of an interest rate protection agreement which was used to fix the interest rate on the 2011 Drs. prior to issuance, the settlement of the interest rate protection agreement as discussed above, legal costs and other expenses.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

5. Mortgage Loans Payable, Net, Senior Unsecured Debt, Net and Unsecured Lines of Credit, continued

     On July 14, 1998, the Company, through the Operating Partnership, issued $200,000 of senior unsecured debt which matures on July 15, 2028 and bears a coupon interest rate of 7.60% (the “2028 Notes”). The issue price of the 2028 Notes was 99.882%. Interest is paid semi-annually in arrears on January 15 and July 15. The Company also entered into interest rate protection agreements which were used to fix the interest rate on the 2028 Notes prior to issuance. The Company settled the interest rate protection agreements for a payment of approximately $11,504, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreements are being amortized over the life of the 2028 Notes as an adjustment to interest expense. The 2028 Notes contain certain covenants including limitation on incurrence of debt and debt service coverage. Approximately $50,000 of the 2028 Notes was purchased, through a broker/dealer, by an entity in which a Director of the Company owns less than a two percent interest.

     On March 19, 2001, the Company, through the Operating Partnership, issued $200,000 of senior unsecured debt which matures on March 15, 2011 and bears a coupon interest rate of 7.375% (the “2011 Notes”). The issue price of the 2011 Notes was 99.695%. Interest is paid semi-annually in arrears on September 15 and March 15. The Company also entered into an interest rate protection agreement which was used to fix the interest rate on the 2011 Notes prior to issuance, which it designated as a cash flow hedge. The Company settled the interest rate protection agreement for approximately $371 of proceeds, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreement are being amortized over the life of the 2011 Notes as an adjustment to interest expense. The 2011 Notes contain certain covenants including limitations on incurrence of debt and debt service coverage.

     On April 15, 2002, the Company, through the Operating Partnership, issued $200,000 of senior unsecured debt which matures on April 15, 2012 and bears a coupon interest rate of 6.875% (the “2012 Notes”). The issue price of the 2012 Notes was 99.310%. Interest is paid semi-annually in arrears on April 15 and October 15. The Company also entered into interest rate protection agreements which were used to fix the interest rate on the 2012 Notes prior to issuance. The Company settled the interest rate protection agreements for approximately $1,772 of proceeds, which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreements are being amortized over the life of the 2012 Notes as an adjustment to interest expense. The 2012 Notes contain certain covenants including limitations on incurrence of debt and debt service coverage.

     On April 15, 2002, the Company, through the Operating Partnership, issued $50,000 of senior unsecured debt which matures on April 15, 2032 and bears a coupon interest rate of 7.75% (the “2032 Notes”). The issue price of the 2032 Notes was 98.660%. Interest is paid semi-annually in arrears on April 15 and October 15. The debt issue discount is being amortized over the life of the 2032 Notes as an adjustment to interest expense. The 2032 Notes contain certain covenants including limitations on incurrence of debt and debt service coverage.

Unsecured Lines of Credit

     In December 1997, the Company entered into a $300,000 unsecured revolving credit facility (the “1997 Unsecured Line of Credit”) which bore interest at LIBOR plus .80% or a “Corporate Base Rate” at the Company’s election, and provided for interest only payments until maturity. In June 2000, the Company amended the 1997 Unsecured Line of Credit which extended the maturity date to June 30, 2003 and included the right, subject to certain conditions, to increase the aggregate commitment up to $400,000 (the “2000 Unsecured Line of Credit”). On September 27, 2002, the Company amended and restated the 2000 Unsecured Line of Credit (the “2002 Unsecured Line of Credit”). The 2002 Unsecured Line of Credit matures on September 30, 2005 and bears interest at a floating rate of LIBOR plus .70%, or the Prime Rate, at the Company’s election. The net unamortized deferred financing costs related to the 2000 Unsecured Line of Credit and any additional deferred financing costs incurred amending the 2002 Unsecured Line of Credit are being amortized over the life of the 2002 Unsecured Line of Credit in accordance with Emerging Issues Task Force Issue 98-14, “Debtor’s Accounting for Changes in Line-of-Credit or

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

5. Mortgage Loans Payable, Net, Senior Unsecured Debt, Net and Unsecured Lines of Credit, continued

Revolving-Debt Arrangements”. The 2002 Unsecured Line of Credit contains certain financial covenants relating to debt service coverage, market value net worth, dividend payout ratio and total funded indebtedness.

     The following table discloses certain information regarding the Company’s mortgage loans, senior unsecured debt and unsecured line of credit:

	Outstanding Balance at				Accrued Interest Payable at		Interest Rate at
	December 31,		December 31,		December 31,	December 31,	December 31,	Maturity
	2003		2002		2003	2002	2003	Date
Mortgage Loans Payable, Net
1995 Mortgage Loan	$—	(1)	$37,482		$—	$158	(1)		(1)
Assumed Loans	5,442		6,015		—	—	9.250%	01/01/13
Acquisition Mortgage Loan IV	2,130		2,215		16	17	8.950%	10/01/06
Acquisition Mortgage Loan V	2,529	(2)	2,598	(2)	18	18	9.010%	09/01/06
Acquisition Mortgage Loan VIII	5,603		5,733		39	39	8.260%	12/01/19
Acquisition Mortgage Loan IX	5,811		5,946		40	41	8.260%	12/01/19
Acquisition Mortgage Loan X	16,754	(2)	—		100	—	8.250%	12/01/10
Acquisition Mortgage Loan XI	4,854	(2)	—		—	—	7.610%	05/01/12
Acquisition Mortgage Loan XII	2,623	(2)	—		—	—	7.540%	01/01/12

Total	$45,746		$59,989		$213	$273

Senior Unsecured Debt, Net
2005 Notes	$50,000		$50,000		$383	$383	6.900%	11/21/05
2006 Notes	150,000		150,000		875	875	7.000%	12/01/06
2007 Notes	149,982	(3)	149,977	(3)	1,457	1,457	7.600%	05/15/07
2011 PATS	99,657	(3)	99,610	(3)	942	942	7.375%	05/15/11	(4)
2017 Notes	99,866	(3)	99,857	(3)	625	625	7.500%	12/01/17
2027 Notes	15,053	(3)	15,052	(3)	138	138	7.150%	05/15/27
2028 Notes	199,807	(3)	199,799	(3)	7,009	7,009	7.600%	07/15/28
2011 Notes	199,563	(3)	199,502	(3)	4,343	4,343	7.375%	03/15/11
2012 Notes	198,856	(3)	198,717	(3)	2,903	2,903	6.875%	04/15/12
2032 Notes	49,368	(3)	49,346	(3)	818	818	7.750%	04/15/32

Total	$1,212,152		$1,211,860		$19,493	$19,493

Unsecured Line of Credit
2002 Unsecured Line of Credit	$195,900		$170,300		$336	$415	2.207%	09/30/05

(1)	The 1995 Mortgage Loan wa s paid off and retired on January 13, 2003.

(2)	At December 31, 2003 and December 31, 2002, the Acquisition Mortgage Loan V includes an unamortized premium of $ 102 and $143, respectively. At December 31, 2003 the Acquisition Mortgage Loan X, the Acquisition Mortgage Loan XI and the Acquisition Mortgage Loan XII include unamortized premiums of $2,673, $597 and $305, respectively.

(3)	At December 31, 2003, the 2007 Notes, 2011 PATS, 2017 Notes, 2027 Notes , 2028 Notes , 2011 Notes, 2012 Notes and the 2032 Notes are net of unamortized discounts of $18, $ 343, $ 134, $ 17, $193, $437, $1,144 and $632, respectively. At December 31, 2002, the 2007 Notes, 2011 PATS, 2017 Notes, 2027 Notes, 2028 Notes , 2011 Notes, 2012 Notes and the 2032 Notes are net of unamortized discounts of $23 , $390,$ 143, $18, $201, $498, $1,283 and $654, respectively.

(4)	The 2011 PATS are redeemable at the option of the holder thereof, on May 15, 2004.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

5. Mortgage Loans Payable, Net, Senior Unsecured Debt, Net and Unsecured Lines of Credit, continued

     The following is a schedule of the stated maturities and scheduled principal payments of the mortgage loans, senior unsecured debt and unsecured line of credit, exclusive of premiums and discounts, for the next five years ending December 31, and thereafter:

Amount
2004	$1,232
2005	247,249
2006	155,613
2007	151,442
2008	1,571
Thereafter	895,932

Total	$1,453,039

Fair Value

     At December 31, 2003 and 2002, the fair value of the Company’s mortgage loans payable, senior unsecured debt, unsecured line of credit and Put Option were as follows:

	December 31, 2003		December 31, 2002
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Mortgage Loans Payable	$45,746	$48,939	$59,989	$63,351
Senior Unsecured Debt	1,212,152	1,332,958	1,211,860	1,325,937
Unsecured Line of Credit (Variable Rate)	195,900	195,900	95,300	95,300
Unsecured Line of Credit (Fixed Rate)	—	—	75,000	75,357
Put Option	95	16,320	350	16,480

Total	$1,453,893	$1,594,117	$1,442,499	$1,576,425

     The fair value of the senior unsecured debt was determined by quoted market prices, if available. The fair values of the Company’s senior unsecured debt not valued by quoted market prices, mortgage loans payable, the fixed rate portion of the Unsecured Line of Credit and Put Option were determined by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of the variable rate portion of the Unsecured Line of Credit was equal to its carrying value due to the variable interest rate nature of the loan.

Other Comprehensive Income

     In conjunction with the prior issuances of senior unsecured debt, the Company entered into interest rate protection agreements to fix the interest rate on anticipated offerings of senior unsecured debt (the “Interest Rate Protection Agreements”). In the next 12 months, the Company will amortize approximately $221 of the Interest Rate Protection Agreements into net income as an increase to interest expense.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

6. Stockholders’ Equity

Preferred Stock

     In 1995, the Company issued 1,650,000 shares of 9.5%, $ .01 par value, Series A Cumulative Preferred Stock (the “Series A Preferred Stock”) at an initial offering price of $25 per share. On or after November 17, 2000, the Series A Preferred Stock became redeemable for cash at the option of the Company, in whole or in part, at $25 per share, or $41,250 in the aggregate, plus dividends accrued and unpaid to the redemption date. On March 9, 2001, the Company called for the redemption of all of the outstanding Series A Preferred Stock at the price of $25 per share, plus accrued and unpaid dividends. The Company redeemed the Series A Preferred Stock on April 9, 2001 and paid a prorated second quarter dividend of $.05872 per share, totaling approximately $97.

     On May 14, 1997, the Company issued 4,000,000 Depositary Shares, each representing 1/100th of a share of the Company’s 8 -3/4%, $.01 par value, Series B Cumulative Preferred Stock (the “Series B Preferred Stock”), at an initial offering price of $25 per Depositary Share. On or after May 14, 2002, the Series B Preferred Stock became redeemable for cash at the option of the Company, in whole or in part, at a redemption price equivalent to $25 per Depositary Share, or $100,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. On April 12, 2002, the Company called for the redemption of all of its outstanding Series B Preferred Stock at the price of $25 per Depositary Share, plus accrued and unpaid dividends. The Company redeemed the Series B Preferred Stock on May 14, 2002 and paid a prorated second quarter dividend of $.26736 per Depositary Share, totaling approximately $1,069.

     On June 6, 1997, the Company issued 2,000,000 Depositary Shares, each representing 1/100th of a share of the Company’s 8 5/8%, $.01 par value, Series C Cumulative Preferred Stock (the “Series C Preferred Stock”), at an initial offering price of $25 per Depositary Share. Dividends on the Series C Preferred Stock, represented by the Depositary Shares, are cumulative from the date of initial issuance and are payable quarterly in arrears. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series C Preferred Stock ranks senior to payments on the Company’s Common Stock and pari passu with the Company’s Series D Preferred Stock (hereinafter defined) and Series E Preferred Stock (hereinafter defined). The Series C Preferred Stock is not redeemable prior to June 6, 2007. On or after June 6, 2007, the Series C Preferred Stock is redeemable for cash at the option of the Company, in whole or in part, at a redemption price equivalent to $25 per Depositary Share, or $50,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. The Series C Preferred Stock has no stated maturity and is not convertible into any other securities of the Company.

     On February 4, 1998, the Company issued 5,000,000 Depositary Shares, each representing 1/100th of a share of the Company’s 7.95%, $.01 par value, Series D Cumulative Preferred Stock (the “Series D Preferred Stock”), at an initial offering price of $25 per Depositary Share. Dividends on the Series D Preferred Stock represented by the Depositary Shares are cumulative from the date of initial issuance and are payable quarterly in arrears. With respect to the dividends and amounts upon liquidation, dissolution or winding up, the Series D Preferred Stock ranks senior to payments on the Company’s Common Stock and pari passu with the Company’s Series C Preferred Stock and Series E Preferred Stock (hereinafter defined). On or after February 4, 2003, the Series D Preferred Stock became redeemable for cash at the option of the Company, in whole or in part, at a redemption price equivalent to $25 per Depositary Share, or $125,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. The Series D Preferred Stock has no stated maturity and is not convertible into any other securities of the Company.

     On March 18, 1998, the Company issued 3,000,000 Depositary Shares, each representing 1/100th of a share of the Company’s 7.90%, $.01 par value, Series E Cumulative Preferred Stock (the “Series E Preferred Stock”), at an initial offering price of $25 per Depositary Share. Dividends on the Series E Preferred Stock represented by the Depositary Shares are cumulative from the date of initial issuance and are payable quarterly in arrears. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series E Preferred Stock ranks senior to payments on the Company’s Common Stock and pari passu with the Company’s Series C

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

6. Stockholders’ Equity, continued

Preferred Stock and Series D Preferred Stock. On or after March 18, 2003, the Series E Preferred Stock became redeemable for cash at the option of the Company, in whole or in part, at a redemption price equivalent to $25 per Depositary Share, or $75,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. The Series E Preferred Stock has no stated maturity and is not convertible into any other securities of the Company.

     The following table summarizes certain information regarding the Company’s preferred stock:

	Stated Value at
			Initial	Optional
	December 31,	December 31,	Dividend	Redemption
	2003	2002	Rate	Date
Series C Preferred Stock	$50,000	$50,000	8.625%	6/6/07
Series D Preferred Stock	125,000	125,000	7.950%	2/4/03
Series E Preferred Stock	75,000	75,000	7.900%	3/18/03

Total	$250,000	$250,000

Shares of Common Stock

     The following table is a roll-forward of the Company’s shares of common stock outstanding for the three years ended December 31, 2003:

Shares of Common
Stock Outstanding
Balance at December 31, 2000	38,844,086
Issuance of Common Stock and Stock Option Exercises	729,054
Issuance of Restricted Stock Shares	98,149
Repurchase and Retirement of Restricted Stock Shares	(59,091)
Purchase of Treasury Shares	(1,003,300)
Conversion of Operating Partnership Units	295,789

Balance at December 31, 2001	38,904,687

Issuance of Common Stock and Stock Option Exercises	572,677
Issuance of Restricted Stock Shares	93,980
Repurchase and Retirement of Restricted Stock Shares	(60,419)
Purchase of Treasury Shares	(1,091,500)
Conversion of Operating Partnership Units	178,896

Balance at December 31, 2002	38,598,321

Issuance of Common Stock and Stock Option Exercises	542,744
Issuance of Restricted Stock Shares	704,844
Repurchase and Retirement of Restricted Stock Shares	(66,183)
Purchase of Treasury Shares	(37,300)
Conversion of Operating Partnership Units	107,944

Balance at December 31, 2003	39,850,370

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

6. Stockholders’ Equity, continued

Non-Qualified Employee Stock Options

     For the year ended December 31, 2003 certain employees of the Company exercised 531,473 non-qualified employee stock options. Gross proceeds to the Company were approximately $14,799.

     For the year ended December 31, 2002 certain employees of the Company exercised 561,418 non-qualified employee stock options. Gross proceeds to the Company were approximately $15,895.

     For the year ended December 31, 2001 certain employees of the Company exercised 717,836 non-qualified employee stock options. Gross proceeds to the Company were approximately $18,521.

Restricted Stock

     During the years ended December 31, 2003, 2002, and 2001 the Company awarded 704,844, 93,980 and 98,149 restricted shares of common stock, respectively, to certain employees and certain directors of the Company. See Note 12.

Treasury Stock:

     In March 2000, the Company’s Board of Directors approved the repurchase of up to $100,000 of the Company’s common stock. The Company may make purchases from time to time, if price levels warrant, in the open market or in privately negotiated transactions. During the year ended December 31, 2003, the Company repurchased 37,300 shares of its common stock at a weighted average price of approximately $26.73 per share. During the year ended December 31, 2002, the Company repurchased 1,091,500 shares of its common stock at a weighted average price of approximately $27.02 per share. During the year ended December 31, 2001, the Company repurchased 1,003,300 shares of its common stock at a weighted average price of approximately $28.30 per share.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

6. Stockholders’ Equity, continued

Shareholders’ Rights Plan

     On September 4, 1997, the Board of Directors of the Company declared a dividend distribution of one Preferred Share Purchase Right (“Right”) for each outstanding share of Common Stock. The dividend distribution was made on October 20, 1997 to stockholders of record as of the close of business on October 19, 1997. In addition, a Right will attach to each share of Common Stock issued in the future. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Junior Participating Preferred Stock (the “Junior Preferred Stock”), at a price of $125 per one one-hundredth of a share (the “Purchase Price”), subject to adjustment. The Rights become exercisable only if a person or group of affiliated or associated persons (an “Acquiring Person”) acquires, or obtains the right to acquire, beneficial ownership of Common Stock or other voting securities (“Voting Stock”) that have 15% or more of the voting power of the outstanding shares of Voting Stock, or if an Acquiring Person commences or makes an announcement of an intention to commence a tender offer or exchange offer to acquire beneficial ownership of Voting Stock that have 15% or more of the voting power of the outstanding shares of Voting Stock. The Rights will expire on October 19, 2007, unless redeemed earlier by the Company at $.001 per Right, or exchanged by the Company at an exchange ratio of one share of Common Stock per Right.

     In the event that a person becomes an Acquiring Person, each holder of a Right, other than the Acquiring Person, is entitled to receive, upon exercise, (1) Common Stock having a value equal to two times the Purchase Price of the Right or (2) common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

     The Junior Preferred Stock ranks junior to all other series of the Company’s preferred stock with respect to payment of dividends and as to distributions of assets in liquidation. Each share of Junior Preferred Stock has a quarterly dividend rate per share equal to the greater of $1.00 or 100 times the per share amount of any dividend (other than a dividend payable in shares of Common Stock or a subdivision of the Common Stock) declared on the Common Stock, subject to certain adjustments. In the event of liquidation, the holder of the Junior Preferred Stock is entitled to receive a preferred liquidation payment per share of $1.00 (plus accrued and unpaid dividends) or, if greater, an amount equal to 100 times the payment to be made per share of Common Stock, subject to certain adjustments.

Dividends/Distributions

     The following table summarizes dividends/distributions for the past three years:

	Year Ended 2003		Year Ended 2002		Year Ended 2001
	Dividend/		Dividend/		Dividend/
	Distribution	Total	Distribution	Total	Distribution	Total
	per Share/	Dividend/	per Share/	Dividend/	per Share/	Dividend/
	Unit	Distribution	Unit	Distribution	Unit	Distribution
Common Stock/Operating Partnership Units	$2.7400	$126,699	$2.7250	$125,785	$2.6525	$123,118
Series A Preferred Stock	$—	$—	$—	$—	$0.6525	$1,077
Series B Preferred Stock	$—	$—	$81.4240	$3,256	$218.7500	$8,748
Series C Preferred Stock	$215.6240	$4,313	$215.6240	$4,313	$215.6240	$4,313
Series D Preferred Stock	$198.7480	$9,937	$198.7480	$9,937	$198.7480	$9,937
Series E Preferred Stock	$197.5000	$5,926	$197.5000	$5,926	$197.5000	$5,926

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

7. Acquisition and Development of Real Estate

     In 2003, the Company acquired 64 in-service industrial properties comprising, in the aggregate, approximately 6.6 million square feet (unaudited) of GLA and several land parcels for a total purchase price of approximately $230,391, excluding costs incurred in conjunction with the acquisition of the properties. The Company also completed the development of 11 properties comprising approximately 1.3 million square feet (unaudited) of GLA at a cost of approximately $64,859.

     In 2002, the Company acquired 90 in-service industrial properties comprising, in the aggregate, approximately 5.7 million square feet (unaudited) of GLA and several land parcels for a total purchase price of approximately $239,408, excluding costs incurred in conjunction with the acquisition of the properties. Twenty-one of the 90 industrial properties acquired, comprising approximately .6 million square feet (unaudited) of GLA, were acquired from the September 1998 Joint Venture for an aggregate purchase price of approximately $19,340. Eight of the 90 industrial properties acquired, comprising approximately .2 million square feet (unaudited) of GLA, were acquired from the September 1999 Joint Venture for an aggregate purchase price of approximately $13,000. The Company also completed the development of 17 properties comprising approximately 3.2 million square feet (unaudited) of GLA at a cost of approximately $116,806.

     In 2001, the Company acquired 79 in-service industrial properties comprising, in the aggregate, approximately 4.4 million square feet (unaudited) of GLA and several land parcels for a total purchase price of approximately $227,514. Two of the 79 industrial properties acquired, comprising approximately .1 million square feet (unaudited) of GLA, were acquired from the September 1998 Joint Venture for an aggregate purchase price of approximately $5,845. The Company also completed the development of seven properties comprising approximately 1.1 million square feet (unaudited) of GLA at a cost of approximately $47,991.

8. Sale of Real Estate

     In 2003, the Company sold 130 industrial properties comprising approximately 7.4 million square feet (unaudited) of GLA and several land parcels. Ten of the 130 sold properties comprising approximately 1.4 million square feet (unaudited) of GLA were sold to the December 2001 Joint Venture. Gross proceeds from the sales of the 130 industrial properties and several land parcels were approximately $394,382. The gain on sale of real estate was approximately $94,677, of which $79,072 is shown in discontinued operations. In accordance with FAS 144, the results of operations and gain on sale of real estate for the 120 of the 130 sold properties that were not identified as held for sale at December 31, 2001 are included in discontinued operations.

     In 2002, the Company sold 86 industrial properties comprising approximately 8.5 million square feet (unaudited) of GLA that were not classified as held for sale at December 31, 2001, 12 industrial properties comprising approximately .9 million square feet (unaudited) of GLA that were classified as held for sale at December 31, 2001, 16 industrial properties comprising approximately 2.5 million square feet (unaudited) of GLA that were sold to the December 2001 Joint Venture, several land parcels and assigned to third parties the right to purchase certain properties. Gross proceeds from these sales were approximately $473,511. The gain on sale of real estate was approximately $71,133, of which $54,657 is shown in discontinued operations. In accordance with FAS 144, the results of operations and gain on sale of real estate for the 86 of the 114 sold industrial properties that were not identified as held for sale at December 31, 2001 and the gain associated with the assignment to third parties of the right to purchase certain properties are included in discontinued operations.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

8. Sale of Real Estate (continued)

     In 2001, the Company sold 132 industrial properties and several land parcels. The aggregate gross sales price of these sales totaled approximately $386,939. The Company also recognized gains in 2001 on prior period sales where the gains were previously deferred. The gain on sales totaled approximately $64,347.

     The following table discloses certain information regarding the industrial properties included in discontinued operations by the Company for the years ended December 31, 2003, 2002 and 2001, inclusive of the 20 industrial properties the Company sold from January 1, 2004 to March 31, 2004 as well as the two industrial properties held for sale at March 31, 2004.

	Year Ended December 31,
	2003	2002	2001
Total Revenues	$33,403	$66,089	$76,566
Operating Expenses	(11,458)	(20,042)	(21,243)
Depreciation and Amortization	(6,854)	(12,988)	(15,410)
Gain on Sale of Real Estate	79,072	54,657	—

Income from Discontinued Operations	$94,163	$87,716	$39,913

     In conjunction with certain property sales, the Company provided seller financing on behalf of certain buyers. At December 31, 2003, the Company had mortgage notes receivable and accrued interest outstanding of approximately $52,920 which is included as a component of prepaid expenses and other assets. At December 31, 2002, the Company had mortgage notes receivable and accrued interest outstanding of approximately $84,675, which is included as a component of prepaid expenses and other assets.

     In connection with the Company’s periodic review of the carrying values of its properties and due to the continuing softness of the economy in certain of its markets and indications of current market values for comparable properties, the Company determined in the fourth quarter of 2001 that an impairment valuation in the amount of approximately $9,500 should be recorded for certain properties located in the Columbus, Ohio, Des Moines, Iowa and Indianapolis, Indiana markets.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

9. Supplemental Information to Statements of Cash Flows

     Supplemental disclosure of cash flow information:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Interest paid, net of capitalized interest	$95,595	$87,723	$80,577

Interest capitalized	$761	$7,792	$9,950

Supplemental schedule of noncash investing and financing activities:
Distribution payable on common stock/units	$31,889	$31,106	$31,196

Exchange of units for common shares:
Minority interest	$(2,750)	$(4,616)	$(7,797)
Common stock	1	2	3
Additional paid-in-capital	2,749	4,614	7,794

	$—	$—	$—

In conjunction with the property and land acquisitions, the following assets and liabilities were assumed:
Purchase of real estate	$230,391	$239,408	$227,514
Operating partnership units	—	(633)	(1,491)
Deferred purchase price	(10,425)	—	—
Accounts payable and accrued expenses	(2,193)	(2,504)	(2,153)
Mortgage debt	(20,751)	(11,844)	—

Acquisition of real estate	$197,022	$224,427	$223,870

In conjunction with certain property sales, the Company provided seller financing:
Notes receivable	$46,372	$78,227	$12,460

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

10. Earnings Per Share (“EPS”)

     The computation of basic and diluted EPS is presented below.

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2003	2002	2001
Numerator:
Income from Continuing Operations	$20,174	$31,625	$34,087
Gain on Sale of Real Estate, Net of Minority Interest	13,306	14,008	54,483
Less: Preferred Stock Dividends	(20,176)	(23,432)	(30,001)
Less: Redemption of Series A Preferred Stock	—	—	(4,577)
Less: Redemption of Series B Preferred Stock	—	(3,707)	—

Income from Continuing Operations Available to Common Stockholders, Net of Minority Interest
- For Basic and Diluted EPS	13,304	18,494	53,992
Discontinued Operations, Net of Minority Interest	80,293	74,575	33,794

Net Income Available to Common Stockholders
- For Basic and Diluted EPS	$93,597	$93,069	$87,786

Denominator:
Weighted Average Shares - Basic	38,541,571	38,927,282	38,840,939
Effect of Dilutive Securities:
Employee and Director Common Stock Options	91,599	201,868	278,527
Employee and Director Shares of Restricted Stock	29,561	36,327	30,568

Weighted Average Shares - Diluted	38,662,731	39,165,477	39,150,034

Basic EPS:
Income from Continuing Operations Available to Common Stockholders, Net of Minority Interest	$0.35	$0.48	$1.39

Discontinued Operations, Net of Minority Interest	$2.08	$1.92	$0.87

Net Income Available to Common Stockholders	$2.43	$2.39	$2.26

Diluted EPS:
Income from Continuing Operations Available to Common Stockholders, Net of Minority Interest	$0.34	$0.47	$1.38

Discontinued Operations, Net of Minority Interest	$2.08	$1.90	$0.86

Net Income Available to Common Stockholders	$2.42	$2.38	$2.24

     In accordance with FASB Statement of Financial Accounting Standards No. FAS 128 “Earnings Per Share” (“FAS 128”), the basic weighted average shares outstanding for 2002 and 2001 have been adjusted to exclude restricted stock issued that has not vested. The diluted weighted average shares outstanding for 2002 and 2001 have been adjusted to exclude restricted stock issued that has not vested except for the impact of the dilution related to restricted stock outstanding for each respective year. Due to these adjustments, basic and diluted earnings per share available to common stockholders for the years ended December 31, 2002 and 2001 exceeds the basic and diluted earning per share available to common stockholders reported in 2002’s Form 10-K by $.02 per share and $.02 per share for both the years ended December 31, 2002 and 2001.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

11. Future Rental Revenues

     The Company’s properties are leased to tenants under net and semi-net operating leases. Minimum lease payments receivable, excluding tenant reimbursements of expenses, under non-cancelable operating leases in effect as of December 31, 2003 are approximately as follows:

2004	$221,627
2005	172,528
2006	123,227
2007	87,588
2008	61,592
Thereafter	92,628

Total	$759,190

12. Employee Benefit Plans

     The Company maintains three stock incentive plans (the “Stock Incentive Plans”) which are administered by the Compensation Committee of the Board of Directors. There are approximately 10.0 million shares reserved under the Stock Incentive Plans. Only officers and other employees of the Company and its affiliates generally are eligible to participate in the Stock Incentive Plans. However, Independent Directors of the Company have received automatic annual grants of options to purchase 10,000 shares at a per share exercise price equal to the fair market value of a share on the date of grant.

     The Stock Incentive Plans authorize (i) the grant of stock options that qualify as incentive stock options under Section 422 of the Code, (ii) the grant of stock options that do not so qualify, (iii) restricted stock awards, (iv) performance share awards and (v) dividend equivalent rights. The exercise price of the stock options is determined by the Compensation Committee. Special provisions apply to awards granted under the Stock Incentive Plans in the event of a change in control in the Company. As of December 31, 2003, stock options and restricted stock covering 3.4 million shares were outstanding and 3.1 million shares were available under the Stock Incentive Plans. The outstanding stock options generally vest over one to three year periods and have lives of ten years. Stock option transactions are summarized as follows:

		Weighted
		Average	Exercise Price
	Shares	Exercise Price	per Share
Outstanding at December 31, 2000	3,023,467	$27.61	$18.25-$31.13
Granted	1,030,900	$32.98	$31.05-$33.125
Exercised	(717,836)	$25.99	$20.25-$31.125
Expired or Terminated	(387,086)	$30.13	$21.125-$33.125

Outstanding at December 31, 2001	2,949,445	$29.55	$18.25-$33.125
Granted	945,600	$30.72	$30.53-$33.15
Exercised	(561,418)	$28.32	$22.75-$33.125
Expired or Terminated	(190,992)	$30.52	$25.125-$33.125

Outstanding at December 31, 2002	3,142,635	$30.06	$18.25-$33.15
Exercised	(531,473)	$27.99	$20.25-$33.13
Expired or Terminated	(107,149)	$31.34	$25.13-$33.13

Outstanding at December 31, 2003	2,504,013	$30.45	$18.25-$33.15

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

12. Employee Benefit Plans, continued

     The following table summarizes currently outstanding and exercisable options as of December 31, 2003:

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
	Number	Remaining	Exercise	Number	Exercise
Range of Exercise Price	Outstanding	Contractual Life	Price	Exercisable	Price
$18.25 - $27.69	467,422	4.46	$25.47	467,422	$25.47
$30.00 - $33.15	2,036,591	6.76	$31.59	1,293,302	$31.62

     In September 1994, the Board of Directors approved and the Company adopted a 401(k)/Profit Sharing Plan. Under the Company’s 401(k)/Profit Sharing Plan, all eligible employees may participate by making voluntary contributions. The Company may make, but is not required to make, matching contributions. For the years ended December 31, 2003, 2002 and 2001, the Company made matching contributions of approximately $109, $99 and $220, respectively.

     During 2003, the Company awarded 692,888 shares of restricted Common Stock to certain employees and 11,956 shares of restricted Common Stock to certain Directors. These restricted shares of Common Stock had a fair value of approximately $20,640 on the date of grant. The restricted Common Stock vests over a period from one to ten years. Compensation expense will be charged to earnings over the vesting period.

     During 2002, the Company awarded 90,260 shares of restricted Common Stock to certain employees and 3,720 shares of restricted Common Stock to certain Directors. These restricted shares of Common Stock had a fair value of approximately $3,232 on the date of grant. The restricted Common Stock vests over a period from one to ten years. Compensation expense will be charged to earnings over the vesting period.

     During 2001, the Company awarded 94,450 shares of restricted Common Stock to certain employees and 3,699 shares of restricted Common Stock to certain Directors. These restricted shares of Common Stock had a fair value of approximately $3,133 on the date of grant. The restricted Common Stock vests over a period from one to ten years. Compensation expense will be charged to earnings over the vesting period.

13. Related Party Transactions

     The Company periodically engages in transactions for which CB Richard Ellis, Inc. acts as a broker. A relative of one of the Company’s officers/Directors is an employee of CB Richard Ellis, Inc. For the years ended December 31, 2003, 2002 and 2001, this relative received brokerage commissions in the amount of $116, $74 and $17, respectively, from the Company.

     In January and February 2001, First Industrial Development Services, Inc. (“FRDS”) purchased all of the voting and non-voting shares (a total of 25,790 shares) of FRDS held by certain executive officers of the Company for approximately $1.3 million, in connection with FRDS’ election to become a wholly owned taxable REIT subsidiary of the Company. At the time of the transaction, these executive officers had equity interests in FRDS totaling 2.76%. The conversion of FRDS to a wholly-owned taxable REIT subsidiary of the Company will not have a material impact on the financial position or results of operations of the Company.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

14. Commitments and Contingencies

     In the normal course of business, the Company is involved in legal actions arising from the ownership of its properties. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the consolidated financial position, operations or liquidity of the Company.

     Seven properties have leases granting the tenants options to purchase the property. Such options are exercisable at various times at appraised fair market value or at a fixed purchase price generally in excess of the Company’s depreciated cost of the asset. The Company has no notice of any exercise of any tenant purchase option.

     The Company has committed to the construction of 26 industrial properties totaling approximately 2.6 million square feet (unaudited) of GLA. The estimated total construction costs are approximately $156.1 million (unaudited). Of this amount, approximately $33.9 million remains to be funded. These developments are expected to be funded with proceeds from the sale of select properties, cash flows from operations and borrowings under the Company’s 2002 Unsecured Line of Credit. The Company expects to place in service 22 of the 26 development projects during the next twelve months. There can be no assurance that the Company will place these projects in service during the next twelve months or that the actual completion cost will not exceed the estimated completion cost stated above.

     In connection with the acquisition of a property, the Company deferred $10,425 of the purchase price and provided a letter of credit for $10,425 which expires in January 2004. In January 2004, the Company paid the $10,425 of deferred purchase price and the letter of credit was returned to the Company. At December 31, 2003, the Company had 16 other letters of credit outstanding in the aggregate amount of $7,352. These letters of credit expire between March 2004 and December 2006.

Ground and Operating Lease Agreements

     Future minimum rental payments under the terms of all non-cancelable ground and operating leases under which the Company is the lessee, as of December 31, 2003, are as follows:

2004	$1,924
2005	1,594
2006	1,773
2007	1,084
2008	936
Thereafter	43,941

Total	$51,252

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

15. Subsequent Events

     On January 20, 2004, the Company and the Operating Partnership paid a fourth quarter 2003 distribution of $.6850 per common share/unit, totaling approximately $31,889.

     On February 25, 2004, the Company declared a first quarter 2004 distribution of $.6850 per common share/unit on its common stock/units which is payable on April 19, 2004. The Company also declared first quarter 2004 dividends of $53.906 per share ($.53906 per Depositary share), $49.688 per share ($.49688 per Depositary share) and $49.375 per share ($.49375 per Depositary share) on its Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively, totaling, in the aggregate, approximately $5,044, which is payable on March 31, 2004.

     From January 1, 2004 to March 5, 2004, the Company awarded 1,221 shares of restricted common stock to certain Directors. These shares of restricted common stock had a fair value of approximately $40 on the date of grant. The restricted common stock vests over ten years. Compensation expense will be charged to earnings over the respective vesting period.

     From January 1, 2004 to March 5, 2004, the Company acquired or completed development of nine industrial properties for a total estimated investment of approximately $48,096. The Company also sold one land parcel for approximately $173 of gross proceeds during this period.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

16. Quarterly Financial Information (unaudited)

     The following table summarizes quarterly financial information of the Company. The first, second and third fiscal quarters of 2003 and all fiscal quarters in 2002 have been restated in accordance with FAS 144. In compliance with FAS 144, the Company has reported the results of operations and gain/(losses) on the sale of industrial properties sold and the results of operations from properties from that are classified as held for sale at March 31, 2004 as income from discontinued operations for each period presented in its quarterly report filed on Form 10-Q for the first quarter ended March 31, 2004. As a result, income from continuing operations and income from discontinued operations in this table will not agree to the income from continuing operations and income from discontinued operations presented in prior financial statements filed with the Securities and Exchange Commission.

	Year Ended December 31, 2003
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Total Revenues	$86,726	$77,938	$80,987	$82,505
Equity in Income (Loss) of Joint Ventures	174	269	262	(166)
Income from Continuing Operations	9,770	3,524	4,968	1,912
Income from Discontinued Operations	23,070	20,059	25,567	25,467
Minority Interest Allocable to Discontinued Operations	(3,398)	(2,955)	(3,766)	(3,751)
Gain on Sale of Real Estate, Net of Minority Interest	1,108	2,845	3,925	5,428
Net Income	30,550	23,473	30,694	29,056
Preferred Stock Dividends	(5,044)	(5,044)	(5,044)	(5,044)

Net Income Available to Common Stockholders	$25,506	$18,429	$25,650	$24,012

Income from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.15	$0.03	$0.10	$0.06

Diluted	$0.15	$0.03	$0.10	$0.06

Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.66	$0.48	$0.67	$0.62

Diluted	$0.66	$0.48	$0.66	$0.61

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

16. Quarterly Financial Information (unaudited), continued

	Year Ended December 31, 2002
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Total Revenues	$71,716	$75,234	$75,843	$80,341
Equity in Income (Loss) of Joint Ventures	222	354	559	(672)
Income from Continuing Operations	9,019	7,293	8,509	6,804
Income from Discontinued Operations	20,247	23,328	15,019	29,122
Minority Interest Allocable to Discontinued Operations	(3,033)	(3,495)	(2,250)	(4,363)
Gain on Sale of Real Estate, Net of Minority Interest	4,540	4,120	6,952	(1,604)
Net Income	30,773	31,246	28,230	29,959
Preferred Stock Dividends	(7,231)	(6,113)	(5,044)	(5,044)
Redemption of Series B Preferred Stock	—	(3,707)	—	—

Net Income Available to Common Stockholders	$23,542	$21,426	$23,186	$24,915

Income from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.16	$0.04	$0.27	$0.00

Diluted	$0.16	$0.04	$0.26	$0.00

Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.61	$0.55	$0.59	$0.64

Diluted	$0.60	$0.54	$0.59	$0.64

     Due to the adjustments to basic and diluted weighted average shares (See Note 10), basic and diluted earnings per share available to common stockholders presented in the above table for the quarters ended March 31, 2003 and 2002, June 30, 2003 and 2002, September 30, 2003 and 2002 do not agree with the basic and diluted earnings per share available to common stockholders reported in the 2003 and 2002 Form 10Qs. The impact of the adjustments on earnings per share available to common stockholders in such quarters ranges from $.01 per share to $.02 per share.